UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2010

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)

(217) 365-4516
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 28, 2010, First Busey Corporation (the “Company”) entered into stock purchase agreements with several institutional and individual investors, including one of its directors and certain individuals related to another of its directors, pursuant to which the Company agreed to sell an aggregate of 12,718,635 shares of its common stock, par value $0.001 per share (the “Common Stock”), and 318.6225 shares of its Series B convertible cumulative preferred stock, liquidation amount $100,000 per share (the “Series B Preferred Stock”), in a registered direct offering (the “Offering”) for aggregate gross proceeds, before deducting estimated offering expenses payable by the Company, of $85.9 million.  The purchase price of the Common Stock is $4.25 per share. The purchase price of the Series B Preferred Stock is $100,000 per share. Upon receipt of the necessary stockholder approval pursuant to Nasdaq Listing Rules 5635(c) and 5635(d), the Series B Preferred Stock will automatically convert into shares of Common Stock at the same $4.25 per share price that the Common Stock was sold in the registered direct offering, subject to certain anti-dilution adjustments and ownership restrictions.  The Company expects to hold a special meeting of stockholders to seek the requisite stockholder approval in February 2011. Until shares of the Series B Preferred Stock are converted into Common Stock, holders of such shares will be entitled to receive cumulative cash dividends at an annual rate equal to 9.00% of the liquidation amount per share.

The shares of Common Stock and Series B Preferred Stock are being offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2010, in connection with a takedown off of the Company’s shelf registration statement on Form S-3 (File No. 333-167214), which was declared effective by the SEC on June 11, 2010.

The closing of the Offering is expected to take place by no later than December 31, 2010, subject to satisfaction of customary closing conditions.

The net proceeds from the issuance and sale of the Common Stock and Series B Preferred Stock, after deducting estimated offering expenses payable by the Company, will be approximately $84.3 million.  After giving effect to the Offering and the conversion of the Series B Preferred Stock into shares of Common Stock, the Company will have approximately 86.6 million shares of Common Stock outstanding.

A copy of the opinion and consent of Lewis and Roca LLP, special Nevada counsel to the Company, relating to the legality of the issuance and sale of the shares of Common Stock and Series B Preferred Stock is filed as Exhibit 5.1 hereto.

Copies of the forms of stock purchase agreements used in conjunction with the sale of shares of the Common Stock and Series B Preferred Stock are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are each incorporated herein by reference. The foregoing summaries of the terms of the stock purchase agreements are subject to, and qualified in their entirety by, such documents.

Item 3.03.                                          Material Modification to Rights of Security Holders.

As a result of the Company’s expected issuance of the Series B Preferred Stock, for as long as the shares of Series B Preferred Stock remain outstanding, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of Common Stock will be subject to certain restrictions, including a restriction on paying dividends on the Common Stock for a period unless all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series B Preferred Stock have been or are contemporaneously declared or paid in full.  Such restrictions are set forth in the Certificate of Designation described in Item 5.03.  Further, upon the liquidation, winding-up and dissolution of the Company, holders of the Company’s Series B Preferred Stock will have a preferential claim over holders of Common Stock to the Company’s net assets equal to the greater of (i) the sum of (A) $100,000 per share and (B) the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment, and (ii) 110% of the payment or distribution to which holders would be entitled if the Series B Preferred Stock were converted to Common Stock immediately before such liquidation.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article Four of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) authorizes the Company’s board of directors to designate a class or series of preferred stock and to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.  On December 28, 2010, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada for the purpose of amending the Articles to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series B Preferred Stock.

The Certificate of Designation is attached as Exhibit 3.1 hereto and incorporated by reference herein. The summary of the terms of the Certificate of Designation contained herein are subject to, and qualified in its entirety by, such document.

Item 7.01.              Regulation FD Disclosure.

In connection with the due diligence process conducted with potential investors, management disclosed certain information regarding the fourth quarter of 2010 which could be considered material. As a part of its discussion with potential investors, management provided guidance regarding non-performing asset and loan statistics and expected net income. Specifically, management indicated that it expects: (i) the level of non-performing assets as of December 31, 2010 to be lower than that as of September 30, 2010; (ii) the ratio of the Company’s allowance for loan and lease losses to non-performing loans as of December 31, 2010 to be higher than that as of September 30, 2010; and (iii) net income for the fourth quarter of 2010 to be higher than that of the third quarter of 2010.

Forward-Looking Statements

Certain statements contained herein that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the

Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act.  These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain assumptions and estimates, describe the Company’s expectations and can generally be identified by the use of the words “may,” “will,” “should,” “could,” “estimate,” “expect” and similar expressions.  These forward-looking statements include statements relating to the Company’s anticipated financial performance, financial condition, and credit quality, as well as any other statements that are not historical facts.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors.  Factors that could have a material adverse effect on the Company’s financial condition, results of operations and future prospects can be found in the under Item 1A “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2009, Item 1A “RISK FACTORS” in the Quarterly Report on Form 10-Q for the period ended June 30, 2010 and elsewhere in the Company’s periodic and current reports filed with the SEC. These factors include, but are not limited to, the following: (i) the effects of future economic, business and market conditions and changes, domestic and foreign, including seasonality; (ii) governmental monetary and fiscal policies; (iii) legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by the Company’s regulators (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder), and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (iv) changes in accounting policies, rules and practices; (v) the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and other interest sensitive assets and liabilities; (vi) the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (vii) changes in borrowers’ credit risks and payment behaviors; (viii) changes in the availability and cost of credit and capital in the financial markets; (ix) changes in the prices, values and sales volumes of residential and commercial real estate; (x) the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; (xi) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (xii) changes in technology or products that may be more difficult, costly, or less effective than anticipated; (xiii) the effects of war or other conflicts, acts of terrorism or other catastrophic events, including hurricanes, storms, droughts, tornados and flooding, that may affect general economic conditions, including agricultural production and demand and prices for agricultural goods and land used for agricultural purposes, generally and in the Company’s markets; and (xiv) the risk that the Company’s deferred tax assets could be reduced if estimates of future taxable income from operations and tax planning strategies are less than currently estimated, and sales of the Company’s capital stock and/or other transfers of the Company’s capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes.

Because of those risks and other uncertainties, the Company’s actual future results may be materially different from the results indicated by these forward-looking statements.  You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made.  The Company is not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law.  The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 8.01.              Other Events.

On December 29, 2010, the Company issued a press release announcing the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Certificate of Designation of Series B Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 28, 2010.

	5.1	Opinion and Consent of Lewis and Roca LLP regarding the validity of the shares of Common Stock and Series B Preferred Stock issued and sold in the Offering.

	10.1	Form of Common Stock Purchase Agreement.

	10.2	Form of Series B Preferred Stock Purchase Agreement.

	23.1	Consent of Lewis and Roca LLP (included in Exhibit 5.1).

	99.1	Press release dated December 29, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2010	FIRST BUSEY CORPORATION

	By:	/s/ David B. White
	Name:	David B. White
	Title:	Chief Financial Officer